CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated August 29, 2024, relating to the financial statements and financial highlights of Alternative Strategies Income Fund (formerly known as Alternative Strategies Fund), and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

 COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 24, 2024